SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2008

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As disclosed in a press release issued on June 23, 2008, (i) Intelsat, Ltd’s subsidiary, Intelsat (Bermuda), Ltd. (“Intelsat Bermuda”), has commenced an offering (the “Intelsat Bermuda Offering”) of an aggregate principal amount of approximately $2.8 billion of 11 1/4% senior notes due 2017 and an aggregate principal amount of approximately $2.2 billion of 11 1/2%/12 1/2% senior PIK election notes due 2017 (together, the “Intelsat Bermuda notes”), the net proceeds of which, together with cash on hand, will be used to repay in full Intelsat Bermuda’s outstanding senior unsecured bridge loan credit agreement and senior unsecured PIK election bridge loan credit agreement, respectively, (ii) Intelsat, Ltd.’s subsidiary, Intelsat Intermediate Holding Company, Ltd. (“Intermediate Holdco”), has commenced an offering (the “Intermediate Holdco Offering”) of an aggregate principal amount at maturity of approximately $481.0 million of 9 1/2% senior discount notes due 2015 (the “Intermediate Holdco notes”), the net proceeds of which, together with cash on hand, will be used to repay in full Intermediate Holdco’s outstanding senior unsecured backstop loan credit agreement, and (iii) Intelsat, Ltd.’s subsidiary, Intelsat Subsidiary Holding Company, Ltd. (“Intelsat Sub Holdco”), has commenced an offering (collectively with the Intelsat Bermuda Offering and the Intermediate Holdco Offering, the “Offerings”) of an aggregate principal amount of approximately $883.3 million of 8 1/2% senior notes due 2013 and an aggregate principal amount of approximately $681.0 million of 8 7/8% senior notes due 2015 (together, the “Sub Holdco notes” and, together with the Intelsat Bermuda notes and the Intermediate Holdco notes, the “notes”), the net proceeds of which, together with cash on hand, will be used to repay in full Intelsat Sub Holdco’s outstanding senior unsecured backstop loan credit agreements. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is a presentation of certain information relating to Intelsat, Ltd., Intelsat Bermuda, Intermediate Holdco and Intelsat Sub Holdco made in connection with the Offerings, including certain information relating to unaudited pro forma financial information of Intelsat, Ltd. included in an offering memorandum dated June 23, 2008.

In an offering memorandum for the Sub Holdco notes and the Intermediate Holdco notes, Intelsat, Ltd. disclosed that each of Intelsat Sub Holdco and Intermediate Holdco had an amount in excess of $1.5 billion available for restricted payments (excluding baskets), as defined in and calculated in accordance with the limitation on restricted payments covenant set forth in the applicable indenture pursuant to which such notes will be issued.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated June 23, 2008*

99.2	Supplemental Regulation FD Disclosure Statement of Intelsat, Ltd., dated June 23, 2008*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2008

INTELSAT, LTD.

By:	/s/ Phillip Spector
Name:	Phillip Spector
Title:	Assistant Secretary, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 23, 2008*

99.2	Supplemental Regulation FD Disclosure Statement of Intelsat, Ltd., dated June 23, 2008*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.